Exhibit 3.1

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

of

SEAGATE TECHNOLOGY

PUBLIC LIMITED COMPANY

(as amended by all resolutions passed up to and including 19 October 2016)

Incorporated the 22nd day of January 2010

Cert. No. 480010

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

SEAGATE TECHNOLOGY

PUBLIC LIMITED COMPANY

As amended by all resolutions passed up to and including 19 October 2016

1.                                      The name of the Company is Seagate Technology public limited company.

2.                                      The registered office of the Company shall be at 38/39 Fitzwilliam Square West, Dublin 2 or at such other place as the Board may from time to time decide.

3.                                      The Company is to be a public limited company deemed to be a PLC to which Part 17 of the Companies Act 2014 applies.

4.                                      The objects for which the Company is established are:

(1)                                 (a)                                 To carry on the business of a provider of hard disk drives, to design, manufacture, market and sell hard disk drives and all devices that store digitally encoded data.

(b)                                 To carry on the business of designing, manufacturing, marketing and selling media for storing electronic data in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering electronic data over corporate networks and the internet.

(c)                                  To carry on the business of producing a broad range of disk drive products and other data storage products addressing enterprise applications, mainframes and workstations, desktop applications, mobile computing applications, and consumer electronics applications and to provide data storage services for small to medium sized businesses, including online backup, data protection and recovery solutions.

(d)                                 To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s Board and to exercise its powers as a shareholder of other companies.

(2)                                 To acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities and interests of any kind issued or guaranteed by any company,

corporation or undertaking of whatever nature and wherever constituted or carrying on business, whether in Ireland or elsewhere, and to vary, transpose, dispose of or otherwise deal with, from time to time as may be considered expedient, any of the Company’s investments for the time being.

(3)                                 To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

(4)                                 To lease, acquire by purchase or otherwise and hold, sell, dispose of and deal in real property and in personal property of all kinds wheresoever situated.

(5)                                 To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

(6)                                 To acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the Company is authorized to carry on.

(7)                                 To apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights.

(8)                                 To enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the Company.

(9)                                 To take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as to benefit the Company.

(10)                          To lend money to any employee or to any person having dealings with the Company or with whom the Company proposes to have dealings or to any other body corporate any of whose shares are held by the Company.

(11)                          To apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto and to enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them.

(12)                          To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

(13)                          To incorporate or cause to be incorporated any one or more subsidiaries of the Company (within the meaning of the Companies Acts) for the purpose of carrying on any business.

(14)                          To establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors and/or consultants or former employees, directors and/ or consultants of the Company or its predecessors or any of its subsidiary or associated companies, or the dependants or connections of such employees, directors and/or consultants or former employees, directors and/or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes, enabling employees, directors and/or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

(15)                          To establish and contribute to any scheme for the purchase by trustees of Shares in the Company to be held for the benefit of the Company’s employees or the employees of any of its subsidiary or associated companies and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase Shares of the Company.

(16)                          To grant bonuses to any person or persons who are or have been in the employment of the Company or any of its subsidiary or associated companies or any person or persons who are or have been directors of, or consultants to, the Company or any of its subsidiary or associated companies.

(17)                          To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of Shares in the Company.

(18)                          To subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects.

(19)                          To promote any company for the purpose of acquiring or taking over any of the property and liabilities of the Company or for any other purpose that may benefit the Company.

(20)                          To purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the Company considers necessary or convenient for the purposes of its business.

(21)                          To construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

(22)                          To construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the Company and contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management and carrying out of control thereof.

(23)                          To raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person.

(24)                          To borrow or raise or secure the payment of money (including money in a currency other than the currency of Ireland) in such manner as the Company shall think fit and in particular by the issue of debentures or any other securities, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital and to purchase, redeem or pay off any such securities.

(25)                          To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.

(26)                          To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the Shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

(27)                          To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments.

(28)                          To sell, lease, exchange or otherwise dispose of the undertaking of the Company or any part thereof as an entirety or substantially as an entirety for such consideration as the Company thinks fit.

(29)                          To sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the Company in the ordinary course of its business.

(30)                          To adopt such means of making known the products of the Company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

(31)                          To cause the Company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

(32)                          To allot and issue fully-paid Shares of the Company in payment or part payment of any property purchased or otherwise acquired by the Company or for any past services performed for the Company.

(33)                          To distribute among the Members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, but not so as to decrease the capital of the Company unless the distribution is made for the purpose of enabling the Company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful.

(34)                          To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting strike, movement or organisation, which may be thought detrimental to the interests or opposing any of the Company or its employees and to subscribe to any association or fund for any such purposes.

(35)                          To make or receive gifts by way of capital contribution or otherwise.

(36)                          To establish agencies and branches.

(37)                          To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the Company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge.

(38)                          To pay all costs and expenses of or incidental to the incorporation and organization of the Company.

(39)                          To invest and deal with the moneys of the Company not immediately required for the objects of the Company in such manner as may be determined.

(40)                          To do any of the things authorized by this memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

(41)                          To do all such other things as are incidental or conductive to the attainment of the objects and the exercise of the powers of the Company.

5.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

6.                                      The authorized share capital of the Company is €40,000 and US$13,500 and consists of (a) 40,000 deferred shares of €1.00 each (the “Deferred Shares”), (b) 1,250,000,000 ordinary shares with a nominal value of US $0.00001 per share and having the rights and privileges attached thereto as provided in the Company’s Articles of Association (the “Ordinary Shares”) and (c) 100,000,000 undesignated preferred shares with a nominal value of US $0.00001 per share and having the rights and preferences attached thereto as provided in the Company’s Articles of Association (the “Preferred Shares”).

7.                                      The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

8.                                      Capitalised terms that are not defined in this memorandum of association bear the same meaning as those given in the articles of association of the Company.

Cert. No.  480010

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

SEAGATE TECHNOLOGY

PUBLIC LIMITED COMPANY

(as amended by all resolutions passed up to and including 19 October 2016)

PRELIMINARY

1.                                     The provisions set out in these articles of association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by section 1007(2) of the Companies Act (with the exception of sections 83 and 84) shall apply to the Company.

2.                                      (1)                                 In these Articles:

“address”	includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Articles” or “Articles of Association”	means these articles of association of the Company, as amended from time to time by Special Resolution.

“Assistant Secretary”	means any person appointed by the Secretary from time to time to assist the Secretary.

“Auditors”	means the persons for the time being performing the duties of statutory auditors of the Company.

“Beneficial Owner”	means a person who is the beneficial owner of Shares held in a voting trust or by a Member on such beneficial owner’s behalf.

“Board”	means the board of directors for the time being of the Company.

“clear days”	means in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Companies Acts”

means the Companies Act 2014, all statutory instruments which are to be read as one with, or construed or read together as one with the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

“Company”	means the above-named company.

“Covered Person”	shall have the meaning given to such term in Article 182.

“Court”	means the Irish High Court.

“Deferred Shares”	has the meaning given in the Company’s Memorandum of Association.

“Delaware-Based Courts”	shall have the meaning given to such term in Article 190.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes interim dividends and bonus dividends.

“Dividend Periods”	shall have the meaning given to such term in Article 15.

“Exchange”	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time.

“Exchange Act”	means the Securities Exchange Act of 1934, of the United States of America.

“IAS Regulation”	means Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 on the application of international accounting standards.

“Independent Director”	means a person recognised as such by the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange or the Companies Acts.

“Member”	means a person who has agreed to become a member of the Company and whose name is entered in the Register of Members as a registered holder of Shares.

“Memorandum”	means the memorandum of association of the Company as amended from time to time by

Special Resolution.

“month”	means a calendar month.

“officer”	means any executive of the Company that has been designated by the Company the title “officer” and for the avoidance of doubt does not have the meaning given to such term under the Companies Acts.

“Ordinary Resolution”	means an ordinary resolution of the Company’s Members within the meaning of the Companies Acts.

“Ordinary Shares”	has the meaning given in the Company’s Memorandum of Association.

“paid-up”	means paid-up as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up.

“Preferred Shares”	has the meaning given in the Company’s Memorandum of Association.

“proceeding”	shall have the meaning given to such term in Article 182.

“Redeemable Shares”	means redeemable shares in accordance with the Companies Acts.

“Register of Members”

means the register of members of the Company maintained by or on behalf of the Company, in accordance with the Companies Acts and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Remote Communication”	shall have the meaning given to such term in Article 72.

“Seal”	means the seal of the Company, if any, and includes every duplicate seal.

“Secretary”

means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board to perform the duties of secretary of the Company.

“Share” and “Shares”	means a share or shares in the capital of the Company.

“Special Resolution”	means a special resolution of the Company’s Members within the meaning of the Companies Acts.

(2)                                 In the Articles:

(a)                                 words importing the singular number include the plural number and vice-versa;

(b)                                 words importing the masculine gender include the feminine gender;

(c)                                  words importing persons include corporations;

(d)                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including electronic communication;

(e)                                  references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(f)                                   any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(g)                                  headings are inserted for reference only and shall be ignored in construing these Articles; and

(h)                                 references to US$, USD, or dollars shall mean United States dollars, the  lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

SHARE CAPITAL; ISSUE OF SHARES

3.                                      The authorised share capital of the Company is €40,000 and US$13,500 and consists of (a) 40,000 Deferred Shares of €1.00 each, (b) 1,250,000,000 Ordinary Shares of US $0.00001 each and (c) 100,000,000 undesignated Preferred Shares of US $0.00001 each.

4.                                      Subject to the Companies Acts and the provisions, if any, in the Memorandum and these Articles and to any direction that may be given by the Company in a general meeting and without prejudice to any rights attached to any existing Shares, the Board may allot, issue, grant options, rights or warrants over or otherwise dispose of any Shares with or without preferred, deferred, qualified or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and on such other terms as they think proper. Notwithstanding and without prejudice to the generality of the foregoing, the Board is expressly authorised and empowered to implement or effect at its sole discretion the issuance of a preferred share purchase right to be issued on a pro rata basis to each holder of an Ordinary Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

5.                                      Upon approval of the Board, such number of Ordinary Shares, or other Shares or securities of the Company, as may be required for such purposes shall be reserved for issuance in connection with an option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other Shares or securities of the Company.

6.                                      All Shares shall be issued fully paid as to their nominal value and any premium determined by the Board at the time of issue, save in accordance with the Companies Acts, and so that, in the case of Shares offered to the public for subscription, the amount payable on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon, and shall be non-assessable.

7.                                      Subject to the provisions of the Companies Acts and the other provisions of this Article 7, the Company may:

(a)                                 pursuant to the Companies Acts, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

(b)                                 redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as Shares of any class or classes or cancel them; or

(c)                                  pursuant to the Companies Acts, convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in the Companies Acts.

8.                                      The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by the Companies Acts.

ORDINARY SHARES

9.                                      The holders of the Ordinary Shares shall be:

(a)                                 entitled to dividends on a pro rata basis in accordance with the relevant provisions of these Articles;

(b)                                 entitled to participate pro rata in the total assets of the Company in the event of the Company’s winding up; and

(c)                                  entitled, subject to the right of the Company to set record dates for the purpose of determining the identity of Members entitled to notice of and/or vote at a general meeting, to attend general meetings of the Company and shall be entitled to one vote for each Ordinary Share registered in his name in the Register of Members, both in accordance with the relevant provisions of these Articles.

10.                               Unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Companies Acts, an Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such third party. In these circumstances, the acquisition of such Shares or interest in Shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Acts.

11.                               The holders of the Ordinary Shares shall not be entitled to receive a share certificate in respect of any Ordinary Shares, unless so requested in accordance with the Companies Acts.

12.                               All Ordinary Shares shall rank pari passu with each other in all respects.

DEFERRED SHARES

13.                               The Deferred Shares (i) do not convey on the holder the right to be paid a dividend or to receive notice of or to attend, vote and speak at any meeting of the members of the Company in respect of those shares, and (ii) confer the right on a return of capital, on a winding up or otherwise, only to repayment of the nominal amount paid up on the Deferred Shares but only after repayment of the Ordinary Shares and any Preferred Shares of the Company in full.

PREFERRED SHARES

14.                               Preferred Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided.

15.                               Authority is hereby granted to the Board, subject to the provisions of the Memorandum, these Articles and applicable law to issue all or any of the authorized unissued Preferred Shares, to create one or more series of Preferred Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members providing for the issue of such series:

(a)                                 the number of Preferred Shares to constitute such series and the distinctive designation thereof;

(b)                                 the dividend rate on the Preferred Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (“Dividend Periods”), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(c)                                  whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(d)                                 the preferences, if any, and the amounts thereof, which the Preferred Shares of such series shall be entitled to receive upon the winding up of the Company;

(e)                                  the voting power, if any, of the Preferred Shares of such series;

(f)                                   transfer restrictions and rights of first refusal with respect to the Preferred Shares of such series; and

(g)                                  such other terms, conditions, special rights and provisions as may seem advisable to the Board.

Notwithstanding the fixing of the number of Preferred Shares constituting a particular series upon the issuance thereof, the Board at any time thereafter may authorise the issuance of additional Preferred Shares of the same series subject always to the Companies Acts, the Memorandum and these Articles.

16.                               No dividend shall be declared and set apart for payment on any series of Preferred Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preferred Shares of each other series entitled to cumulative dividends at the time outstanding that rank senior or equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

17.                               If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preferred Shares which (i) are entitled to a preference over the holders of the Ordinary Shares upon such winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Shares ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

ISSUE OF WARRANTS

18.                               The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

19.                               Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by any stock exchange, depository, or any operator of any clearance or settlement system, or unless so requested in accordance with the Companies Acts, no person whose name is entered as a Member in the Register of Members shall be entitled to receive a share certificate for all his Shares of each class held by him (nor on transferring a part of holding, to a certificate for the balance).

20.                               Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

21.                               If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

22.                               The Company shall maintain or caused to be maintained a Register of its Members in accordance with the Companies Acts.

23.                               If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit.  The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Companies Acts.

24.                               The Company, or any agent(s) appointed by it to maintain the duplicate Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Companies Acts.

25.                               The Company shall not be bound to register more than four persons as joint holders of any Share.  If any Share shall stand in the names of two or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

26.

(1)                                 The instrument of transfer, which shall be in such form as the Board may approve, of any Share may be executed for and on behalf of the transferor by the Secretary, an Assistant Secretary, or any such person that the Secretary or Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary, Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, the date of the agreement to transfer Shares, shall, once executed by the transferor or the Secretary, Assistant Secretary or the relevant nominee as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Companies Acts. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(2)                                 The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares and (iii) to claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those Shares.

(3)                                 Notwithstanding the provisions of these Articles and subject to any regulations made under the Companies Acts, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with the Companies Acts or any regulations made thereunder. The Directors shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

27.                               The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share which is not fully paid.  The Board may also, in its absolute discretion, and without assigning any reason for its decision, refuse to register a transfer of any Share unless:

(a)                                 the instrument of transfer is duly stamped (if required by law) and lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)                                 the instrument of transfer is in respect of only one class of Shares;

(c)                                  in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four; and

(d)                                 it is satisfied that all applicable consents, authorisations, permissions, or approvals required to be obtained pursuant to any applicable law or agreement prior to such transfer have been obtained or that no such consents, authorisations, permissions or approvals are required.

28.                               If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

29.                               The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

30.                               Upon every transfer of Shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate may be issued without charge to the transferee in respect of the Shares transferred to him, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

REDEMPTION AND REPURCHASE OF SHARES

31.                               Subject to the provisions of the Companies Act and these Articles, the Company may issue Redeemable Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.  The redemption of Ordinary Shares shall be effected in accordance with Article 10 and in such manner as the Company may, by Special Resolution, determine before the issue of the Ordinary Shares and the redemption of Preferred Shares shall be effected in such manner as the Board may, by resolution, determine before the issue of the Preferred Shares.

32.                               Subject to the Companies Acts, the Company may, without prejudice to any relevant special rights attached to any class of Shares pursuant to the Companies Acts, purchase any of its own Shares whether in the market, by tender or by private agreement, at such prices (whether at nominal value or above or below nominal value) and otherwise on such terms and conditions as the Board may from time to time determine including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class (the whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts) and may cancel any Shares so purchased or hold them as treasury shares (as defined in the Companies Acts) and may reissue any such Shares as Shares of any class or classes.

33.                               The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Acts.

34.                               The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

35.                               If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of three-fourths of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

36.                               The provisions of these Articles relating to general meetings shall apply mutatis mutandis to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued Shares of the class.

37.                               The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or be deemed to be varied by a purchase or redemption by the Company of its own Shares.  The rights of holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of Shares with preferred or other rights which may be effected by the Board as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

LIEN ON SHARES

38.                               The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share.  The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share shall extend to all moneys payable in respect of it.

39.                               The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice demanding payment, and stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.

40.                               To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the Share sold to, or in accordance with the directions of, the purchaser.  The transferee shall be entered in the Register as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

41.                               The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

CALLS ON SHARES

42.                               Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their Shares and each Member (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his Shares.  A call may be required to be paid by instalments.  A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

43.                               A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

44.                               The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

45.                               If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Acts) but the Directors may waive payment of the interest wholly or in part.

46.                               An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

47.                               Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

48.                               The Directors, if they think fit, may receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent. per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

FORFEITURE

49.                               If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

50.                               The notice shall name a further day (not earlier than the expiration of fourteen clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

51.                               If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect.  The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before forfeiture.  The Directors may accept a surrender of any Share liable to be forfeited hereunder.

52.                               On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

53.                               A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to that person.  The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

54.                               A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares.

55.                               A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

56.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

57.                               The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

COMMISSION ON SALE OF SHARES

58.                               The Company may exercise the powers of paying commissions to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company.  Subject to the provisions of the Companies Acts, such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other.  The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

59.                               The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Companies Acts) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish to the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

60.                               In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other persons.

61.                               Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to make such transfer of the Share to such other person nominated by him and to have such person registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

62.                               If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

63.                               A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company provided however that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share and if the notice is not complied with within ninety days the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION;
CHANGE OF LOCATION OF REGISTERED OFFICE; AND
ALTERATION OF CAPITAL

64.                               The Company may by Ordinary Resolution:

(a)                                 increase the share capital by such sum and with such rights, priorities and privileges annexed thereto, as such Ordinary Resolution shall prescribe;

(b)                                 consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)                                  by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller nominal value than is fixed by the Memorandum subject to the Companies Acts, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

(d)                                 cancel any Shares that at the date of the passing of the relevant Ordinary Resolution have not been taken or agreed to be taken by any person; and

(e)                                  subject to applicable law, change the currency denomination of its share capital.

65.                               Subject to the provisions of the Companies Acts, the Company may

(a)                                 by Special Resolution change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles.

(b)                                 by Special Resolution reduce its issued share capital and any capital redemption reserve fund or any share premium account.

(c)                                  by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

66.                               For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of the Companies Acts, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole 30 days in each year.  If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

67.                               In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or the taking of any action to which such determination of Members is relevant. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors

68.          If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

69.          The Company, in accordance with requirements of the Companies Acts, shall in each calendar year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint, provided that the period between the date of one annual general meeting of the Company and that of the next shall not be longer than such period as applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange permits. At these meetings the report of the Directors (if any) shall be presented.

70.          The Board may whenever it thinks fit, and shall, on the requisition in writing of Members holding such number of Shares as is prescribed by, and made in accordance with the Companies Acts, proceed to convene a general meeting of the Company. All general meetings other than annual general meetings shall be called extraordinary general meetings. Subject always to the Companies Acts and the necessary Member approvals, all general meetings of the Company may be held at such place, either inside or outside of Ireland, as determined by the Board.

71.          The Board may postpone any general meeting of the Members (other than a meeting requisitioned under section 178(3) of the Companies Acts or the postponement of which would be contrary to the Companies Acts or any enactment or order of the court) after it has been convened, where the Board in its absolute discretion considers that the reasons for convening the meeting no longer exist or it is, for any reason, not in the company’s interests to hold the meeting and such postponement may be expressed to be for a particular period of time or indefinitely.

(a)           Where the Board postpones a general meeting:

(i)            the Company shall cause notice of the postponement to be given in accordance with the Articles to all Members entitled to notice of the meeting before the date for which the meeting was convened;

(ii)           no meeting shall be held and no business may be transacted on the date and at the time on which the meeting was originally convened; and

(iii)          if and when it is decided to hold the meeting, it shall be convened in accordance with the provisions of these Articles and the Companies Acts.

72.

(1)           The Board may, in its sole discretion, determine that any general meeting shall be held outside of Ireland provided that the Company makes, at its expense, all necessary arrangements to ensure that members can by technological means participate in any such meeting without leaving Ireland. If an annual general meeting of the Company is held outside of the United States, the Company will provide Members and proxies with the ability to access the meeting by Remote Communication (as defined below) for so long as the Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act.

(2)           Subject to paragraph (1) above, the Board may, in its sole discretion, determine that a general meeting may be held solely by means of remote communication that enables Members and proxies entitled to attend the meeting to listen to the meeting, watch the meeting or both and send questions to the Chairman of the meeting, to be addressed at the meeting, if deemed proper (“Remote Communication”) as follows:

(a)           if authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, Members and proxies entitled to attend and vote but not physically present at a meeting of Members may, by means of Remote Communication:

(i)            participate in a meeting of Members; and

(ii)           be deemed present in person and vote at a meeting of Members whether such meeting is to be held at a designated place or solely by means of Remote Communication.

if authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member or proxy. Any such general meeting shall be deemed to have taken place at the location of the majority of the Board.

NOTICE OF GENERAL MEETINGS

73.          Subject to the provisions of the Companies Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called by at least twenty-one (21) clear days notice and all other extraordinary general meetings shall be called by at least fourteen (14) clear days notice. Such notice shall state the date, time, place and purposes of the general meeting to which it relates.  Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

74.          A general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or their proxies.

75.          The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution.  Notice of every general meeting shall be given to all Members other than such as, under the provisions hereof or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company.

76.          There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that any proxy need not be a Member of the Company.

77.          The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

78.          In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

79.          All business shall be deemed special that is transacted at an extraordinary general meeting, and also that is transacted at an annual general meeting, with the exception of :

(a)           the consideration of the Company’s statutory financial statements and the report of the directors and the report of the Auditors on those statements and that report;

(b)           the review by the members of the Company’s affairs;

(c)           the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors;

(d)           the authorisation of the directors to approve the remuneration of the Auditors; and

(e)           the election and re-election of directors.

80.          No business shall be transacted at any general meeting unless a quorum is present.  One or more Members present in person or by proxy holding not less than a majority of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.

81.          If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting the Members present shall be a quorum.

82.          The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting or if all of the Directors present decline to take the chair, then the Members present shall choose one of their own number to be Chairman of the meeting.

83.          The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.  No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

84.          (1)           Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:

(i)            it is proposed by or at the direction of the Board; or

(ii)           it is proposed at the direction of the Court; or

(iii)          it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with the Companies Acts;

(iv)          it is proposed pursuant to, and in accordance with the procedures and requirements of, Articles 92 or 93; or

(v)           the Chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(2)           No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(3)           If the Chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the Chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

85.          Except where a greater majority is required by the Companies Acts or these Articles, any question proposed for consideration at any general meeting of the Company or of any class of Members shall be decided by an Ordinary Resolution.

86.          At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

(a)           the Chairman; or

(b)           by at least three Members present in person or by proxy; or

(c)           by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

(d)           by a Member or Members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

87.          Except as provided in Article 88, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

88.          A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time, not being not being more than ten days from the date of the meeting or adjourned meeting at which the vote was taken, as the Chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

89.          No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll a Member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

90.          In the case of an equality of votes the Chairman of the general meeting at which the poll is taken shall not be entitled to a second or casting vote.

NOMINATIONS OF DIRECTORS

91.          Nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) at a general meeting may only be made (a) pursuant to the Company’s notice of meeting pursuant to Article 73 at the recommendation of the Board, (b) by or at the direction of the Board or any authorised committee thereof or (c) by any Member who (i) complies with the notice procedures set forth in Articles 92 or 93, as applicable, (ii) was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such general meeting and (iii) is present at the relevant general meeting, either in person or by proxy, to present his nomination, provided, however, that Members shall only be entitled to nominate persons for election to the Board at annual general meetings or at general meetings called specifically for the purpose of electing directors.

92.          For nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought before an annual general meeting by a Member, such annual general meeting must have been called for the purpose of, among other things, electing directors and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company, or such other address as the Secretary may designate, not less than 120 days nor more than 150 days prior to the first anniversary of the date the Company’s proxy statement was first released to Members in connection with the prior year’s annual general meeting; provided, however, that in the event the date of the annual general meeting is changed by more than 30 days from the first anniversary date of the prior year’s annual general meeting, notice by the Member of Shares to be timely must be so delivered not earlier than the 150th day prior to such annual general meeting and not later than the later of the 120th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Such Member’s notice shall set forth (a) as to each person whom the Member proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, of the United States of America, as amended, or any successor provisions thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (b) as to the Member giving the notice (i) the name and address of such Member, as they appear on the Register of Members, (ii) the class and number of Shares that are owned beneficially and/or of record by such Member, (iii) a representation that the Member is a registered holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the Member intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee and/or (xi) otherwise to solicit proxies from Members in support of such nomination.  The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including such evidence satisfactory to the Board that such nominee has no interests that would limit such nominee’s ability to fulfil his duties as a director.

93.          For nominations of persons for election to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought before a general meeting other than an annual general meeting by a Member, such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company or such other address as the Secretary may designate, not earlier than the 150th day prior to such general meeting and not later than the 120th day prior to such general meeting or the 10th day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be elected at such meeting. Such Member’s notice shall set forth the same information as is required by provisions (a) and (b) of Article 92.

94.          Unless otherwise provided by the terms of any series of Preferred Shares or any agreement among Members or other agreement approved by the Board, only persons who are nominated in accordance with the procedures set forth in Articles 92 and 93 shall be eligible to serve as directors of the Company.  If the Chairman of a general meeting determines that a proposed nomination was not made in compliance with Articles 92 and 93, he shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of these Articles, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present his nomination, such nomination shall be disregarded.

VOTES OF MEMBERS

95.          Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in his name in the Register of Members.

96.          In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

97.          A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

98.          No Member shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting.

99.          No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

100.        Votes may be given either personally or by proxy.  A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint one proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.  Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

PROXIES

101.        The rules and procedures relating to the form or a proxy, the depositing or filing of proxies and voting pursuant to a proxy and any other matter incidental thereto shall be approved by the Board, subject to such rules and procedures as required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and as provided in the following Articles under this heading of “PROXIES”.

102.        (1)           Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form consistent with the Companies Acts which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve.

(2)           Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member.  A proxy need not be a Member of the Company.  An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if not such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Companies Acts, if not so delivered the appointment shall not be treated as valid.

103.        The instrument appointing a proxy shall be in the form prescribed by the Companies Acts and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

104.        Subject to the foregoing, a Member may appoint a proxy by means of an “omnibus” or “enduring” proxy with or without a power of substitution. Such “omnibus” or “enduring” proxy may provide that all persons who appear in a specified register maintained by the Depositary Trust Company (“DTC”) (each a “specified holder”) may act as proxy for so long as the name of the specified holder appears in the specified DTC register in respect of the relevant number of shares which appear opposite the name of the specified holder in the DTC register from time to time in respect of all meetings of the Company, and if any specified holder does not attend a meeting of the Company, the relevant Member may appoint such other persons as may be nominated by the specified holder from time to time in accordance with the proxy registration system for specified holders as the Member’s proxy in respect of all meetings of the Company.

CORPORATE MEMBERS

105.        Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

DIRECTORS

106.        (1)           There shall be a Board consisting of not less than two or more than twelve persons and the number of directors shall be determined by the Board, provided however that the Company may from time to time by Ordinary Resolution increase or reduce the upper limit.  So long as Shares of the Company are listed on an Exchange, the Board shall include such number of Independent Directors as the relevant code, rules or regulations applicable to the listing of any Shares on the Exchange require. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment, but for no other purpose.

(2)           If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors who receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. lf, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there be no Director or Directors able or willing to act then any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Companies Acts and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

(3)           The Company at the annual general meeting in each year or the Company at any extraordinary general meeting called for the purpose may appoint any eligible person as a Director.  Each Director shall be elected by an Ordinary Resolution at such meeting, provided that if, as of, or at any time prior to, 120 days in advance of the anniversary of the immediately preceding annual general meeting, the number of Director nominees exceeds the number of Directors determined by the Board in accordance with this article (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

(4)           For the purposes of article 106(3), “elected by a plurality” means the election of those Director nominees, equal in number to the number of positions to be filled at the relevant general meeting that received the highest number of votes in the contested election.

REMUNERATION OF DIRECTORS

107.        The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine.  Such remuneration shall be deemed to accrue from day to day.  The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other.

108.        The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

109.        The Board may approve additional remuneration to any Director for any services other than his ordinary routine work as a Director.  Any fees paid to a Director who is also legal counsel to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

NO MINIMUM SHAREHOLDING

110.        No shareholding qualification is required to be held by a Director.

DIRECTORS’ INTERESTS

111.        A Director of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with the Companies Acts, declare the nature of his interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he is or has become so interested or (b) by providing a general notice to the Directors declaring that he is a director of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

112.        A Director may hold any other office or place of profit under the Company (other than the office of its Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

113.        A Director is expressly permitted (for the purposes section 228(1)(d) of the Companies Acts) to use the property of the Company pursuant to or in connection with the exercise or performance of his or her duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

114.        As recognised by section 228(1)(e) of the Companies Acts, the directors may agree to restrict their power to exercise an independent judgment but only where this has been expressly approved by a resolution of the board of directors of the Company.

115.        A Director may act by himself or his firm in a professional capacity for the Company (other than as its Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

116.        A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or member of such other company; provided that he has declared the nature of his position with, or interest in, such company to the Board in accordance with Article 111.

117.        No person shall be disqualified from the office of Director of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director of the Company holding office or of the fiduciary relation thereby established; provided that:

(a)           he has declared the nature of his interest in such contract or transaction to the Board in accordance with Article 111; and

(b)           the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

118.        A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he is interested and he shall be at liberty to vote in respect of any contract, transaction or arrangement in which he is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him in accordance with Article 111, at or prior to its consideration and any vote thereon.

119.        For the purposes of Article 111:

(a)           a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

(b)           an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

(c)           a copy of every declaration made and notice given under Article 111 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or Member of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

120.        Subject to the provisions of the Companies Act, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Board.

121.        In addition to any other duties the Directors may owe to the Company or the Members under applicable law, the Directors shall owe a fiduciary duty to the Company and to the Members as a whole and, in discharging such fiduciary duties, they will act in good faith, in a manner that they believe to be in the best interests of the Company and the Members as a whole, in a manner consistent with the standards of care required by the courts of Ireland and the state of Delaware, in the United States of America.  A Director, by agreeing to serve, or to continue to serve, on the Board, will be deemed to have agreed to owe the duties to the Company and the Members specified in this Article 121.

122.        All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board shall determine.

123.        The Board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

124.        The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MINUTES

125.        The Board shall cause written minutes (whether in electronic form or otherwise) to be made in books kept for the purpose of all appointments of officers made by the Board, all resolutions and proceedings at meetings of the Company or the holders of any class of Shares, of the Directors and of committees of Directors, including the names of the Directors present at each meeting.

DELEGATION OF THE BOARD’S POWERS

126.        The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors.  The Board may also delegate to any Director such of its powers as it considers desirable to be exercised by him.  Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

127.        The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

128.        The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

EXECUTIVE OFFICERS; DUTIES OF OFFICERS

129.        The Board may from time to time appoint one or more Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and such other officers as it considers necessary in the management of the business of the Company and as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with these Articles.  Such officers need not also be a Director.

130.        Every person appointed to an office under Article 129 shall, without prejudice to any claim for damages that such person may have against the Company (or the Company may have against such person for any breach of any contract of service between him and the Company) be liable to be dismissed or removed at any time from such executive office by the Board. A Director appointed to an office under the above Article 129 shall ipso facto and immediately cease to hold such executive office if he shall cease to hold the office of Director for any cause.

131.        The Company agrees to require any person who serves as an officer of the Company to agree that, in addition to any other duties such officer may owe to the Company or the Members under applicable law, such officer shall owe a fiduciary duty to the Company and to the Members as a whole and, in discharging such fiduciary duties, he will act in good faith, in a manner that he believes to be in the best interests of the Company and the Members as a whole, in a manner consistent with the standards of care required by the courts of the Ireland and the state of Delaware, in the United States of America.

PROCEEDINGS OF DIRECTORS

132.        Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit.  Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote. In case of an equality of votes, the Chairman shall have a second or casting vote.

133.        Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

134.        A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further if notice is given in person, by telephone, cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be.  The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

135.        The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be a majority of the Directors in office.  In no event shall the Board fix a quorum that is less than one-third (1/3) of the total number of Directors or that is less than two Directors.

136.        The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

137.        The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be a Chairman of the meeting.

138.        All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

139.        Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman is at the start of the meeting.

140.        A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

VACATION OF OFFICE OF DIRECTOR

141.        The office of a Director shall be vacated:

(a)           if he gives notice in writing to the Company that he resigns the office of Director;

(b)           if he absents himself from three consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)           if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)           if he is found a lunatic or becomes of unsound mind; or

(e)           on his being prohibited, restricted or disqualified by any applicable law, or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange, from being a Director.

APPOINTMENT AND REMOVAL OF DIRECTORS

142.        The Company may by Ordinary Resolution appoint any person to be a Director and may by Ordinary Resolution, in accordance with the Companies Acts, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

143.        The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided that the total amount of Directors shall not at any time exceed the number fixed in accordance with these Articles and provided further, that any such Director so appointed shall be approved or removed by a resolution of the Members at the next annual general meeting.

144.        Directors shall hold office for such term as the Members may determine by Ordinary Resolution or, in the absence of such determination, until the next annual general meeting and until their successors are elected and qualified, or until their office is otherwise earlier vacated.

145.        (1)           At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution or plurality vote in accordance with Article 106 at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

(2)           Every Director shall be eligible to stand for re-election at an annual general meeting.

(3)           If a Director offers himself for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution or plurality vote in accordance with Article 106 for the re-election of such Director has been defeated.

PRESUMPTION OF ASSENT

146.        A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

147.        The Company may, if the Board so determines, have a Seal which shall only be used by the authority of the Board or of a committee of the Board authorized by the Board in that behalf and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or Assistant Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

148.        The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

149.        A Director, Secretary, Assistant Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Companies Registration Office in Ireland or elsewhere wheresoever.

150.        The Company may have an official seal for use in any place abroad.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

151.        The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

152.        Subject to the Companies Acts, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

153.        The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

154.        No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of the Companies Acts.

155.        Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

156.        The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by him to the Company in relation to the Shares of the Company.

157.        The Board or any general meeting declaring a dividend (upon the recommendation of the Board), may direct that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

158.        Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

159.        No dividend or distribution shall bear interest against the Company.

160.        If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

CAPITALISATION

161.        The Board may, at any time and from time to time, resolve that it is desirable to capitalise all or any part of any sum standing to the credit of any of the Company’s reserve accounts (including, but not limited to, the share premium account, the capital redemption reserve and the capital conversion reserve) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.  In such event the Board shall do all acts and things required to give effect to such capitalisation, with full power to the Board to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Board may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT; RIGHTS OF INSPECTION

162.        The Directors shall cause the Company to keep adequate accounting records, which are sufficient to:

(a)           correctly record and explain the transactions of the Company;

(b)           enable at any time the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(c)           enable the Directors to ensure that any financial statements of the Company and any directors’ report, required to be prepared under the Companies Acts, comply with the requirements of the Companies Acts and, where applicable, Article 4 of the IAS Regulation; and

(d)           enable those financial statements of the Company to be audited.

163.        Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year in accordance with the Companies Acts. The Company may send a summary financial statement to its Members or persons nominated by any Member and the Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies the documents required to be sent to Members by the Companies Acts or any summary financial statement or other communications with its Members.

164.        The accounting records shall be kept at the registered office of the Company or, subject to the provisions of the Companies Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

165.        Accounting records shall not be deemed to be kept, if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

166.        In accordance with the provisions of the Companies Acts, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

167.

(1)           The Company may send by post, electronic mail or any other means of electronic communication:

(a)           the Company’s statutory financial statements,

(b)           the directors’ report, and

(c)           the Auditors’ report

and copies of those documents shall also be treated for the purposes of the Companies Acts, as sent to a person where:

(i)            the Company and that person have agreed to his or her having access to the documents on a website (instead of being sent to him or her);

(ii)           the documents are documents to which that agreement applies; and

(iii)          that person is notified, in a manner for the time being agreed for the purpose between that person and the Company, of:

(A)          the publication of the documents on a website,

(B)          the address of that website, and

(C)          the place on that website where the documents may be accessed and how they may be accessed.

(2)           The documents listed at 167(1) (a) to (c) shall be treated as sent to a person not less than 21 days before the date of a meeting if, and only if:

(a)           the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and

(b)           the notification given for the purposes of paragraph (c) is given not less than 21 days before the date of the meeting.

(3)           Nothing shall invalidate the proceedings of a meeting where:

(a)           any documents that are required to be published are published for a part, but not all, of the 21 day period mentioned above; and

(b)           the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the company to prevent or avoid.

(4)           Where copies of documents are sent out pursuant to this Article 167 over a period of days, references elsewhere in the Companies Act to the day on which those copies are sent out shall be read as references to the last day of that period.

AUDIT

168.        Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

169.        Subject always to the provisions of the Companies Acts, in the event that no such code, rules and regulations referred to in the above Article 168 apply, the appointment of and provisions relating to Auditors shall be in accordance with the following provisions:

(1)           The Board may appoint the Auditor of the Company, who shall hold office until removed from office by the Company, and the Board may fix his or their remuneration.

(2)           The Board may appoint an Auditor who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

(3)           Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Board and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

(4)           Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next extraordinary general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

170.        Notices shall be in writing (whether in electronic form or otherwise) and shall be given by the Company in accordance with applicable law, the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and these Articles.

171.        Except to the extent inconsistent with such company law, code, rules and regulations referred to in the above Article 170, notice shall be given in accordance with the following provisions:

(a)           notices to any Member shall be given either personally or by sending it by post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (where the notice is given by e-mail by sending it to the e-mail address provided by such Member subject to each Members’ individual consent to electronic communications being sent to them by the Company), or by publication of an electronic record of it on a website and notification of such publication by post, cable, telex, fax or email as permitted by these Articles.

(b)           where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.  Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted.  Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient. Where a notice was published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Member, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly published on a website in accordance with and provisions of these Articles.

(c)           for the purposes of these Articles and the Companies Acts, any document or notice shall be deemed to have been sent to a Member if a notice is given, served, sent or delivered to the Member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document or notice.

(d)           a notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

172.        Any requirement in these Articles for the consent of a Member in regard to the receipt of such Member of electronic mail or other means of electronic communications approved by the Board, including the receipt of the Company’s audited accounts and the Directors’ and Auditor’s reports thereon shall be deemed to have been satisfied where the Company has written to the Member informing him of its intention to use electronic communication for such purposes and the Member has not within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, his consent to the receipt of such Member of electronic mail or other means of electronic communications approved by the Board, he may revoke such consent at any time by requesting the Company to communicate with him in documented form; provided however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

WINDING UP

173.        If the Company shall be wound up the liquidator may, subject to any sanction required by applicable law, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

174.        If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the nominal value of the Shares held by them.  If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the nominal value of the Shares held by them at the commencement of the winding up.  This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

175.        (1)           In case of a sale by the liquidator section 601 of the Companies Act, the liquidator may by the contract of sale agree so as to bind all the Members for the allotment to the Members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said section.

(2)           The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

UNTRACED SHAREHOLDERS

176.        The Company shall be entitled to sell at the best price reasonably obtainable any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that;

(1)           for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at his address on the Register or other last known address entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and

(2)                                 on or after expiry of that period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (1) of Article 176 is located of its intention to sell such Share or stock; and

(3)                                 the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission; and

(4)                                 if so required by the roles of any securities exchange upon which the Shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

177.                        To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than Shares of the Company or its holding company if any) as the Directors may from time to time think fit.

178.                        To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any Share of any Member and any unclaimed cash payments relating to such Share in any manner which it sees fit, including (but not limited to) transferring or selling such Share and transferring to third parties any unclaimed cash payments relating to such Share.

179.                        The Company may only exercise the powers granted to it in Article 176 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant Member of the Company.

180.                        Any stock transfer form to be executed by the Company in order to sell or transfer a Share pursuant to Article 176 may be executed in accordance with Article 26(1).

INDEMNITY

181.                        Subject to the provisions of and so far as may be admitted by the Companies Acts, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a Director, Secretary or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

182.                        To the fullest extent permitted by law, the Company shall indemnify any current or former officer of the Company, or any person who is serving or has served at the request of the Company as an officer and any trustee acting in relation to any of the affairs of the Company and their respective heirs, executors, administrators and personal representatives (other than any Director and the Secretary of the Company) (each individually, a “Covered Person”), against any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by, or in the name or on behalf of, the Company), to which he was, is, or is threatened to be made, a party or in which he is otherwise involved, (a “proceeding”) by reason of the fact that he is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Person’s conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Companies Acts or to any person holding the office of auditor in relation to the Company.

183.                        In the case of any threatened, pending or completed proceeding by, or in the name or on behalf of, the Company, to the fullest extent permitted by law, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense or settlement thereof, except that no indemnification for expenses shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been finally adjudged to be liable for fraud or dishonesty in the performance of his duty to the Company, or for conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, unless and only to the extent that the Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter that would render it void pursuant to the Companies Acts or to any person holding the office of auditor in relation to the Company.

184.                        To the fullest extent permitted by law, expenses, including attorneys’ fees, incurred by a Covered Person in defending any proceeding for which indemnification is permitted pursuant to Articles 182 and 183 shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to these Articles.

185.                        Any indemnification under Articles 182 to and including 184 (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Articles 182 or 183, as the case may be. Such determination shall be made, with respect to a Covered Person who is a Director or officer of the Company at the time of such determination, (a) by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum; (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum; (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (d) by the Members by Ordinary Resolution. Such determination shall be made, with respect to any other Covered Person, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.  Notwithstanding the provisions of Articles 182 to and including 184, the Company shall be required to indemnify or advance expenses to a Covered Person in connection a proceeding commenced by such Covered Person only if the commencement of such proceeding by such person was authorized by the Board.

186.                        It being the policy of the Company that indemnification of the persons specified in Articles 182 and 183 shall be made to the fullest extent permitted by law, the indemnification and advancement of expenses provided for by Articles 182 to and including 184 shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Covered Person.

187.                        The Board may, notwithstanding any interest of the Covered Persons in such action, authorize the Company to purchase and maintain insurance on behalf of any Covered Person, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Articles.  As used in Articles 181 to and including 187, references to the “Company” include all constituent corporations in an amalgamation, consolidation or merger or similar arrangement in which the Company or a predecessor to the Company by amalgamation, consolidation or merger or similar arrangement was involved.

FINANCIAL YEAR

188.                        The financial year of the Company shall be as prescribed by the Board from time to time.

SALE, LEASE OR EXCHANGE OF ASSETS

189.                        (1)                                 The Board may authorise and direct the Company to sell, lease or exchange all or substantially all of its property and assets, including the Company’s goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board in its discretion thinks fit, provided that the Members shall have approved such sale, lease or exchange by Ordinary Resolution, in addition to any other resolution or sanction required by applicable law.

(2)                                 Notwithstanding such resolution or consent to a proposed sale, lease or exchange of the Company’s property and assets by the Members, the Board may abandon such proposed sale, lease or exchange without further action by the Members, subject to the rights, if any, of third parties under any contract relating thereto.

(3)                                 For purposes of this Article 189, the property and assets of the Company include the property and assets of any subsidiary of the Company and “subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Company and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

(4)                                 Notwithstanding subsection (1) of this Article 189 no resolution by the Members shall be required for a sale, lease or exchange of property and assets of the Company to a subsidiary.

CONSENT TO JURISDICTION; CHOICE OF LAW

190.                        For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, the Company hereby submits to the jurisdiction of the courts of the state of Delaware, in the United States of America and to the jurisdiction of the United States District Court for the District of Delaware in the United States of America and the appellate courts having jurisdiction thereover (each, a “Delaware-Based Court”), for the purposes of any action, suit or proceeding brought by or on behalf of any Member or Beneficial Owner with respect to his rights as a Member or Beneficial Owner, or in relation to claims brought derivatively by a Member or Beneficial Owner in the name, or on behalf of, the Company.  The Company waives any right to challenge personal jurisdiction when sued in these courts.  The Company further agrees that if sued in these jurisdictions, it will agree to the application of that court’s rules of procedure and will not argue, under choice of law principles, that procedural rights granted by the laws of Ireland should be applied in these fora.

191.                        For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, the Company shall appoint and maintain an authorised agent in the state of Delaware, in the United States of America, to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in the state of Delaware.

192.                        For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, the Company shall:

(a)                                 maintain unencumbered assets in the United States of America, which assets may include equity or debt investments in U.S. companies, with a book value in excess of fifty million U.S. dollars ($50,000,000), and will deliver, or cause to be delivered, to the Secretary of State of the State of Delaware an opinion of an attorney licensed in the United States of America that judgments rendered against the Company may be satisfied by using these assets;

(b)                                 post a bond or similar security with a Delaware-Based Court in an amount of at least fifty million U.S. dollars ($50,000,000); or

(c)                                  purchase and maintain insurance on behalf of its Directors and officers of the Company, against any liability asserted against them and incurred by them in any such capacity, in an amount of at least fifty million U.S. dollars ($50,000,000), and in the event that any action, suit or proceeding of the type described in Article 190 is brought against the Company in any Delaware-Based Court, the Company will provide a notice to such court specifying with which of the three foregoing provisions of this Article 192 the Company has complied.

193.                        For as long as Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company is subject to the reporting requirements of the Exchange Act, in relation to any action, suit or proceeding against the Company brought derivatively by a Member or Beneficial Owner in the name, or on behalf of, the Company in any Delaware-Based Court, the Company hereby agrees that the law of the forum in which such action, suit or proceeding is brought, not the law of Ireland, will govern the sufficiency of the pleadings and such Member’s or Beneficial Owner’s standing to bring such action, suit or proceeding.

WE, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a Company in pursuance of this memorandum of association, and we agree to take the number of Shares in the capital of the Company set opposite our respective names.

Names, addresses and descriptions	Number of Shares taken
of subscribers	by each subscriber

For and on behalf of
Seagate Technology
P.O. Box 309, Ugland House,
Grand Cayman KY1-1104
Cayman Island	Thirty nine thousand nine hundred and ninety four Ordinary Shares

Corporate Body

Stephen J. Luczo
Chairman, President and CEO	One Ordinary Share

Patrick J. O’Malley III
Executive Vice President and CFO	One Ordinary Share

Robert W. Whitmore
Executive Vice President and CTO	One Ordinary Share

Kenneth M. Massaroni
Senior Vice President, Corporate Secretary and
General Counsel	One Ordinary Share

Stephen P. Sedler
Senior Vice President and Assistant Secretary	One Ordinary Share

David H. Morton Jr.
Vice President, Treasurer and Principal
Accounting Officer	One Ordinary Share

Dated the 21 day of January 2010

Witnesses to the above signatures:

Georgia Brint	Saralyn D. Brown	Robert Wenner
920 Disc Drive, Scotts Valley	920 Disc Drive, Scotts Valley	1280 Dis Drive, Shakopee,
CA 95066, USA	CA 95066, USA	MN 55379, USA

Demetrios N. Mavrikis	Jenny Wood	Kevin Cope
920 Disc Drive, Scotts Valley	920 Disc Drive, Scotts Valley	920 Disc Drive,
CA 95066, USA	CA 95066, USA	Scotts Valley, CA 95066
USA